Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Portfolio Holdings Disclosure Policies and Procedures” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, and to the incorporation by reference of our report dated May 29, 2020, in the Registration Statement (Form N-1A) of Buffalo Funds (Buffalo Early Stage Growth Fund Earlier known as Emerging Opportunities Fund) filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 63 under the Securities Act of 1933 (No. 333-56018).

/s/ Ernst & Young LLP
Kansas City, Missouri
October 16, 2020